Settlement Agreement
                               (Scantek/HumaScan)

     WHEREAS, the undersigned parties Scantek Medical Inc. ("Scantek" or "Licensor") and HumaScan Inc. ("HumaScan" or "Licensee") are parties to a License Agreement dated March 17, 1995, an Amended License Agreement dated July 31, 1995, a Second Amended License Agreement dated as of October 20, 1995, and three extensions to the Second Amended License Agreement dated respectively, February 26, 1996, March 17, 1996, and April 29, 1996, and the Further Amendment to the Second Amended License Agreement dated May 31, 1996, (hereinafter together with this Settlement Agreement collectively the "License Agreement"), a true dated and initialed copy of which is next hereto as Exhibit A and which comprises a complete and authentic record of the License Agreement; and

     WHEREAS, certain disputes have arisen under the License Agreement and the parties wish to resolve all such disputes and to modify and amend the License Agreement as hereinafter set forth but in all other respects to have the License Agreement, as amended, continue to be binding and enforceable in accordance with its terms; and

     NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the mutual release of certain claims and resolution of disputes as hereinafter indicated, the parties agree as follows, using Defined Terms as defined in the License Agreement except to the extent otherwise defined herein:

     1. Licensee acknowledges that its rights to manufacture or sell the Invention or other products based on any of the licensed patents, know-how, Authorization, the Licensed Product or the Licensed Process (collectively sometimes herewith referred to as the "Products"), or to otherwise exploit such patents, know-how, Authorization, the Licensed Products or the Licensed Process or information identified in the License Agreement as proprietary or confidential information, are solely within the territories and possessions of the United States and Canada. HumaScan shall not knowingly directly or indirectly cause, or assist others to directly or indirectly sell or distribute the Products outside of the Exclusive Territory, and Scantek shall not knowingly directly or indirectly cause, or assist others to directly or indirectly sell or distribute the Products within the Exclusive Territory. Any violation of this provision shall be a default under the term of the License Agreement.

     2. Licensee agrees that to the extent it has not already done so, it will promptly require Physician Sales & Service, Inc. ("PSS") or any other distributor or sub-licensee engaged in sales and marketing of the Products to others, to execute the agreement required pursuant to paragraph II(A) of the License Agreement prior to delivery of any substantial quantities of the Products to such distributors, sub-licensees or marketers. Licensee hereby acknowledges that any entity to whom it sells in excess of 50,000 units on an annual calendar year basis shall be required to execute the agreement required by Paragraph II(A) of the License Agreement promptly after the receipt of an order which would result in a sale, or cumulative sales in excess of 50,000 units in any calendar year (hereinafter an "Order Requiring Notice"), and prior to delivery of that order. Copies of each such executed agreement, any executed sub-license agreement, and the name and address of any customer who has placed an Order Requiring Notice shall be delivered to Scantek within the quarterly report required by Paragraph VI of the License Agreement.

     3. In place and instead of license fees and royalty payments and the scheduled dates of those payments provided in Sections V(A), V(B) and V(C) of the License Agreement, the parties have agreed to substitute the following:

          V(A) In consideration of $50,000, paid from HumaScan to Scantek on the signing of this Settlement Agreement, Licensor grants Licensee a paid up license to all existing patents held by the Licensor related to the Licensed Products or the Licensed Process for the lives of those patents.

          V(B) In consideration of the continuing right and License to use the technological know-how previously disclosed, prior consulting services, prior product developmental activities, and the Authorization, the value and receipt of which are hereby acknowledged by the Licensee, and irrespective of whether said know-how or other proprietary information shall have fallen into the public domain prior to or after such disclosure, the Licensee shall pay the amounts, and shall issue the Warrants, as set forth on Schedule A, and shall pay the royalties as set forth on Schedule B, copies of which are attached hereto and incorporated by reference herein.

          V(C) Subject to the provisions of paragraph 4. of this Settlement
               Agreement, all payments and vesting of all Warrants due pursuant to Schedules A are due and payable on the dates specified without set-off, or reduction of any kind except as expressly provided herein. Failure to pay or vest on the date specified shall be a default under terms of the License Agreement. Anything in this paragraph to the contrary notwithstanding, the rights of HumaScan under Paragraph V(J) of the License Agreement are not revoked or diminished.

The provisions of this Paragraph shall not modify or eliminate or effect the application of any payment made, or to be made, or any securities delivered, or to be delivered, prior to December 31, 1997, under the prior terms of the License Agreement.

     4. The Earned Royalties payable as set forth on Schedule B shall be reduced by an amount of up to a maximum of $550,000 (the "Royalty Credit") at the rate of .50 (cent) for each dollar of Earned Royalty payable until the amount of $550,000 has been deducted (the "Royalty Adjustment").

     5. Paragraph V(F) of the Second Amended License Agreement is hereby deleted and instead of that paragraph, the following is substituted:

     "Notwithstanding the provisions of Schedule B of this Section, there shall be paid the following minimum royalty payments (the "Minimum Royalties") with respect to each Royalty Year

                           Year                   Minimum Royalty
                           ----                   ---------------

                            1                              $0

                            2                              $0

                            3                        $400,000

                            4                        $500,000

                            5                        $600,000

     Earned Royalties paid pursuant to Schedule B for the period in question shall be credited against the Minimum Royalties. In the event of a failure of Licensee to pay the Minimum Royalties, Licensor shall have the right to convert the License to Licensee, and sublicensees under Section II to a nonexclusive license subject to the terms and conditions of the License (including the payment of Earned Royalties under Schedule B but expressly excluding the payment of Minimum Royalties under this Paragraph) (the "Conversion Option"). Licensor shall exercise the foregoing Conversion Option by written notice to Licensee on or before ninety (90) days after the end of any calendar quarter in which the Minimum Royalties due hereunder are not paid, provided that within thirty (30) days from receipt by Licensee of said written notice from Licensor, Licensee may pay the difference between the actual Earned Royalties and the applicable Minimum Royalties for such period to maintain the exclusive license and other rights granted under the License Agreement. If such payment is made by Licensee to Licensor within said 30-day period, said Conversion Option, shall have no force or effect and the License Agreement shall continue in full force and effect.

     Notwithstanding the forgoing, with respect to year three, should the Earned Royalties be less than the Minimum Royalties, Licensee's obligation shall be to pay the Earned Royalty and to reduce the Royalty Credit by an amount equal to 50% of the difference between the year three Earned Royalties and the year three Minimum Royalty, but only to the extent that the Royalty Credit remains unpaid. This credit shall be applied first to any balance of the Royalty Credit following year two. If after application of this credit there remains any unpaid balance of the Royalty Credit, then the Royalty Adjustment shall apply."

     6. Licensee acknowledges that it is settling any and all claims (a) with respect to Licensor's consulting services, product development services, and guarantees (including without limitation the guarantees of Section IX(A) of the License Agreement, which Section is hereby deleted in its entirety, but excluding the guaranty in Section IX(B) of the License Agreement), and no further consulting, product development or other services or information is due from Licensor to Licensee, and (b) relating to alleged delays and defects in the Manufacturing Line, the Product and the Licensor's Production Systems. To the extent that any such delays or defects or attempts to correct any such delays or defects cause increases in Costs of Production above those established by the Schedule of Licensed Product Costs Elements, such increases shall not be considered as part of Costs of Production for purposes of Section IX B. However, should Licensee require information in connection with any regulatory issue, Licensor will provide reasonable cooperation in providing any such information.

     7. For purposes of Section X(A) of the License Agreement, the Manufacturing Line is deemed to have been accepted, and the Licensee's Proxy is hereby terminated. The obligation of Licensee to use its best efforts to cause the election of Licensor's nominee to the Board of Directors contained in Section X(A) is terminated effective as of consummation of Licensees IPO in August 1996.

     8. In Paragraph IX(B), the sentence which reads "No Cost Overrun Royalty Reductions shall be made with respect to any Quarter following the first four consecutive Quarters of production at Licensee's Production Center in which Minimum Production is calculated," is hereby changed to read "No Cost Overrun Royalty Reductions shall be made with respect to any Quarter following the first four consecutive Quarters of production at Licensee's Production Center in which Minimum Production is achieved."

     9. Licensee acknowledges the absence of any representations or warranties of any nature whatsoever (including any representations or warranties to induce the execution of the License Agreement), other than the representations and warranties expressly contained in the License Agreement, and acknowledges that Licensor expressly disclaims any representation or warranty with respect to the value, cost, effectiveness of manufacture or function of the Invention, the Licensed Product, the Licensed Process or the technology or know-how, or of any other information or right granted in the License Agreement. Licensor shall have no liability to Licensee for any claim whatsoever other than a claim arising from an express representation or warranty labeled as a representation or warranty in the body of this Settlement Agreement or the License Agreement. Licensee hereby acknowledges that it has no right whatsoever to rely on any other representation , warranty, comment, belief, document or information of any kind provided by the Licensor to the Licensee.

     10. Nothing in the License Agreement or this Settlement Agreement shall be construed to prohibit or restrict any action of Licensor taken within the Exclusive Territory or outside the Exclusive Territory in furtherance of the exercise of Licensor's rights outside the Exclusive Territory, including, without limitation, the development, manufacture or operation of machinery for the production of the Licensed Product to be sold outside the Exclusive Territory, or the disclosure of Proprietary or Confidential information where necessary or convenient in furtherance of Licensor's exercise of its rights under the terms of the License Agreement, as modified by the Settlement Agreement. Notwithstanding the foregoing, Licensor shall not do anything in the Exclusive Territory which will diminish Licensee's rights within the Exclusive Territory.

     11. Notwithstanding any provision in the License Agreement to the contrary, no default under the terms of the License Agreement shall cause termination of the License except as set forth herein. In the event of a default, after applying the Notice and Cure provisions contained in the License Agreement, the License Agreement shall not terminate until a decision that termination should occur is rendered by an arbitration panel before whom the parties bring their dispute pursuant to paragraph XIX of the License Agreement. In the event that the arbitration panel finds the existence of a default, and that the default was not willful, then the arbitration panel shall not terminate the License, but shall impose such other remedies or damages as the arbitration panel believes will fully return the parties to the same position they would be in had no default occurred in the first instance. Should the arbitration panel find that the default was willful, then the arbitration panel must, in addition to the relief set forth above, award the successful party the full amount of attorneys fees incurred against the defaulting party. In the event of a second or further default by Licensee, should the arbitration panel find the default was willful for a second time, then the arbitration panel shall terminate the license effective as of a date, either before or after the date of its opinion, as provided by the arbitration panel. However, in the event of any default in payments, or delivery, or vesting of warrants required by Paragraph 3.c., then in connection with each and every such default the arbitration panel shall provide that unless payment, plus interest is made of all amounts due pursuant to Paragraphs 3.c. and 11 of this Settlement Agreement within fifteen (15) business days after the arbitration panel's decision, then the License shall terminate without any further notice or order. Termination of the License Agreement shall not relieve Licensee of any obligation to make payments or deliver warrants due prior to the date of termination.

     12. The parties hereto agree that no arbitration shall be commenced prior to a good faith effort to mediate before Judge John Gibbons. After two mediation sessions, either party may terminate the mediation and proceed to arbitration. If Judge Gibbons is unavailable, then the parties shall first attempt to agree upon a mutually acceptable alternate mediator and failing such agreement, either side may request the New York City office of JAMS/Endispute to designate a mediator. However, in the event that the mediation shall not be concluded within 30 days from a notice of default or written request for mediation, either side shall be entitled to commence arbitration without further delay.

     13. In consideration of the foregoing the parties have executed mutual releases annexed hereto as Exhibit B.

     14. In the event that any of the payments called for on Schedule A or any of the earned royalties required to be paid as set forth on Schedule B subject to the Royalty Adjustment provided in paragraph 4 herein, are not paid when due, then in that event, the Royalty Adjustment set forth in paragraph 4 shall be eliminated and all of the Earned Royalties as set forth on Schedule B shall immediately be due and owing, and a Minimum Royalty shall be due for year 1, 1998, in the amount of $150,000, and for year 2, 1999 in the amount of $300,000 to the extent that the earned royalties for 1998 and or 1999 are not equal to the minimum royalties, said minimum royalties shall also be due and owing.

     15. The Warrants listed on Schedule A shall be exercisable at 20% above the market value per share at the closing price on the date of this Settlement Agreement and shall vest on the dates and in the amounts as set forth on Schedule A; shall have a term of five (5) years from date of vesting and shall be adjusted from time to time as necessary to reflect stock splits, stock dividends, consolidation, combination or reclassification of the common stock of HumaScan. The Warrants shall also be exercisable on a cashless basis and such cashless exercise provision shall be similar to that contained in options granted by HumaScan to its officers, directors and employees. HumaScan shall use its best efforts to register the underlying shares of common stock for resale under the Securities Act of 1933, as amended ("Securities Act"), and the "blue sky" laws of such States as are reasonably requested by the holders, within six months after this Settlement Agreement, provided that HumaScan shall not be required to register such shares in any State in which such registration would cause (x) HumaScan to be obligated to register or license to do business in such State or (y) the principal stockholders of HumaScan to be obligated to escrow their shares of capital stock of HumaScan. HumaScan shall bear all fees and expenses attendant to registering the shares of common stock underlying the Warrants but the holders of such shares shall pay any commission and expenses of any underwriter representing the holders and the fees and expenses of any legal counsel representing them in connection with the sale of such shares. HumaScan and such holders shall provide each other with customary indemnification, and HumaScan shall cause any registration statement filed pursuant to such registration rights to remain effective until the earlier of (x) the date on which all of the underlying shares have been sold by the holders thereof, or (y) the first date on which all shares of Common Stock underlying the Warrants are eligible for resale by the holders pursuant to the provisions of Rule 144(k) under the Securities Act. To the extent any warrants are otherwise issuable to Scantek or Sagi, they will have the same registration rights as the Warrants.

     16. The Parties agree to negotiate in good faith over further clarification and restatement of the terms of the License Agreement and to mediate any continuing disagreement arising from negotiations before Judge John Gibbons should he be available to do so. Unless and until any agreement between the parties in writing with respect to any modification, clarification or re-statement, the terms of the License Agreement as amended by the Settlement Agreement shall remain in full force and effect. If Judge John Gibbons is unavailable, then the parties shall either pursue such mediation effort before a mediation mutually selected by the parties. Absent mutual agreement as to such mediation, the parties shall ask the New York City office of JAMS/Endispute to designate a mediator.

     17. Except to the extent expressly provided herein, by entering into this Settlement Agreement, neither Scantek nor HumaScan shall be deemed to have made any admission against its respective interest, or admitted any alleged liability, wrongdoing or violation of any rule, regulation or statute.

     18. This Settlement Agreement sets forth the entire understanding between the parties, and all previous discussions, understandings, representations, negotiations, and agreements with respect to the matters included in this Settlement Agreement are merged herein.

     19. Should any provision of this Settlement Agreement require interpretation or construction, it is agreed that because both parties, by their respective attorneys, have fully participated in the preparation of all provisions of this Settlement Agreement, any court or arbitration panel, in interpreting or construing this Settlement Agreement, shall not apply any presumption based upon the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same.

Dated: May 15, 1998                     Scantek Medical Inc.


                                        By  s\ Zsigmond L. Sagi
                                            -----------------------------------
                                            Zsigmond L. Sagi, President
                                            By direction of the Board

                                        HumaScan Inc.


                                        By  s\ Donald Brounstein
                                            -----------------------------------
                                            Donald Brounstein, President
                                            By direction of the Board

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF MORRIS    )


     On the 15th day of May, in the year one thousand nine hundred and ninety eight before me personally came Zsigmond L. Sagi, to me known, who, being by me duly sworn, did depose and say that he resides at 19 Lockley Crt., Mtn Lakes, NJ, and is the President of Scantek Medical Inc., the corporation described in the above instrument and that he executed the above instrument in that capacity at the direction of the Board of Directors.

s\ Robert Stein
-----------------------------------
Notary Public

           ROBERT STEIN
    NOTARY PUBLIC OF NEW JERSEY
My commission Expires Aug. 9, 1998

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF UNION     )


     On the 15th day of May, in the year one thousand nine hundred and ninety eight before me personally came Donald Brounstein, to me known, who, being by me duly sworn, did depose and say that he resides at 129 Hillcrest Ave., Summit, NJ 07901, and is the President of HumaScan, Inc., the corporation described in the above instrument and that he executed the above instrument in that capacity at the direction of the Board of Directors.

s\Lisa M. Grimes
-----------------------------------
Notary Public

          LISA M. GRIMES
    Notary Public of New Jersey
My Commission Expires July 29, 2002

                  Schedule A to Scantek Agreement with Humascan
                               Dated May 15, 1998

--------------------------------------------------------------------------------
                            Cash to be Paid by           Warrants of its Stock
   Date or Event            HumaScan to Scantek         to be Vested in Scantek
--------------------------------------------------------------------------------
      Signing                   $125,000.00(1)                175,000
--------------------------------------------------------------------------------
     06/30/98                    $75,000.00                         0
--------------------------------------------------------------------------------
     09/30/98                    $50,000.00                   100,000
--------------------------------------------------------------------------------
     10/31/98                    $75,000.00                         0
--------------------------------------------------------------------------------
     12/31/98                    $75,000.00                    75,000
--------------------------------------------------------------------------------
     01/31/99                         $0.00                         0
--------------------------------------------------------------------------------
     03/31/99                    $25,000.00                    50,000
--------------------------------------------------------------------------------
     06/30/99                    $25,000.00                         0
--------------------------------------------------------------------------------
     09/30/99                    $25,000.00                         0
--------------------------------------------------------------------------------
     12/31/99                    $50,000.00                         0
--------------------------------------------------------------------------------
     03/30/00                         $0.00                         0
--------------------------------------------------------------------------------
     06/30/00                         $0.00                         0
--------------------------------------------------------------------------------
      Totals                    $525,000.00                   400,000
--------------------------------------------------------------------------------

----------
     (1) Exclusive of $50,000 payable pursuant to Paragraph 3(a) of this Settlement Agreement

                  Schedule B to Scantek Agreement with Humascan
                               Dated May 15, 1998

     Commencing with the first day of the first month in which Licensed Product is sold (the "royalty Date") and for each year ending on the anniversary of the Royalty Date (hereinafter referred to as a "Royalty Year") through and including the Termination Date, and subject to the provisions of subsection I of this
Section V, Licensee agrees to pay to Licensor earned royalties (the "Earned Royalties") based on the Net Sales Price of all Sales of the Licensed Products (the "Net Licensed Product Sales") during the Royalty Years as follows:

     (i) with respect to the first $2,000,000 of Net Licensed Product Sales, 3% of the aggregate of all such Net Licensed Product Sales;

     (ii) if the Net Licensed Product Sales exceed $2,000,000 but are less than $4,000,000, 4% of the aggregate of such Net Licensed Product Sales;

    (iii) if the Net Licensed Product Sales exceed $4,000,000 but are less than $6,000,000, 5% of the aggregate of such Net Licensed Product Sales:

     (iv) if the Net Licensed Product Sales exceed $6,000,000 but are less than $8,000,000, 6% of the aggregate of such Net Licensed Product Sales:

     (v) if the Net Licensed Product Sales exceed $8,000,000 but are less than $10,000,000, 8% of the aggregate of such Net Licensed Product Sales:

     (vi) if the Net Licensed Product Sales exceed $10,000,000, 10% of the aggregate of such Net Licensed Product Sales:

                                    EXHIBIT A

The Second Amended License Agreement, dated as of October 20, 1995 and the extension to the Second Amended License Agreement, dated April 29, 1996 were both filed as exhibits to the Company's Form 10-SB dated May 14, 1996. The Further Amendment to the Second Amended License Agreement, filed May 31, 1996, was filed as an exhibit to the Company's Form 10-SB/A-1, filed July 13, 1996.

                                    EXHIBIT B

                                 LIMITED RELEASE


     This Release is made as of May 15, 1998 by HumaScan, Inc. ("HumaScan") in favor of Scantek Medical, Inc. ("Scantek") and is made pursuant to an Agreement of Settlement made between the parties dated as of May 15, 1998 (the "Settlement Agreement"), and for good and sufficient consideration including the exchange of mutual releases, the receipt of which are hereby acknowledged. All defined terms are used with the same meaning as provided in the Settlement Agreement or the License Agreement.

     HumaScan, for itself and for its present and former parents, subsidiaries, shareholders, officers, directors, employees and agents, and their successors and assigns (the "RELEASORS"); releases and discharges Scantek and each of its present and former parents, subsidiaries, officers, directors, employees and agents, and their successors and assigns including in particular Zsigmond L. Sagi, (the "RELEASEES") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, representations, warranties, statements, omissions, variances, trespasses, damages, judgments, executions, claims, obligations, liabilities and demands whatsoever, in law or equity, whether known or not known, suspected or claimed, which against any of them, as against the RELEASEES the RELEASORS ever had, now have or may have for, upon, or by reason of any matter, action, inaction, event, cause or thing whatsoever from the beginning of the world to the date of this Release, including without limitation any claims concerning

     a) Any representation, warranty, statement, projection, act or omission to act or disclose made or not made in connection with or to induce the signing of the License Agreement.

     b) Any statement, representation or warranty, whenever made, concerning the Invention, the Licensed Product, the Licensed Process, know-how, or the technology, value, cost, effectiveness, manufacture or function thereof. Excepting solely any express representation or warranty expressly labeled a representation or warranty in the body of the Settlement Agreement or the License Agreement.

     c) Any delay in the delivery or operation of any machinery used by Humascan in its operations.

     d) Any defect of any kind in the Invention, the Licensed Product, the Licensed Process, the technology or know-how, including without limitation any defect in the chemical composition of the Invention or the Licensed Product, whether related to manufacturing requirements, shelf-life or otherwise.

     e) Any inadequacy in the quantity or quality of any information, consulting, or other services provided or not provided by Scantek or Sagi.

     Provided that this Release shall not extend to (a) the right to exercise the License granted in the License Agreement pursuant to the terms of the License Agreement, as modified by the Settlement Agreement, (b) the rights and obligations contained in the Settlement Agreement, or (c) as to any act, or inaction on or after the date hereof which is in violation of the rights and obligations contained in the License Agreement as modified by the Settlement Agreement.

     This Release may not be changed orally. This Release is made in New York and shall be interpreted under the laws of New York, except for the law relating to choice of law.

     Notwithstanding the foregoing, nothing in this Release shall release or discharge Scantek's or HumaScan's obligations under the Settlement Agreement.

     IN WITNESS WHEREOF, HumaScan has caused this Release to be executed by its duly authorized officer on May 15, 1998. By executing this Release, the undersigned acknowledges (a) that he is authorized to execute this Release by action of the directors of HumaScan, (b) that HumaScan is represented by counsel and has discussed this Release with counsel, and (c) that HumaScan understands the terms and the effect of this Release.

                                        HUMASCAN, INC.


                                        By: s\ Donald Brounstein
                                            ----------------------------------
                                            Donald Brounstein, President

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF UNION     )


     On the 15th day of May, in the year one thousand nine hundred and ninety eight before me personally came Donald Brounstein, to me known, who, being by me duly sworn, did depose and say that he resides at 129 Hillcrest Ave., Summit, NJ 07901, and is the President of HumaScan, Inc., the corporation described in the above instrument and that he executed the above instrument in that capacity at the direction of the Board of Directors.

s\Lisa M. Grimes
-----------------------------------
Notary Public

          LISA M. GRIMES
    Notary Public of New Jersey
My Commission Expires July 29, 2002

                                 LIMITED RELEASE


     This Release is made on May 15, 1998 by Scantek Medical, Inc. ("Scantek") in favor of HumaScan, Inc. ("HumaScan") and is made pursuant to an Agreement of Settlement made between the parties dated as of May 15, 1998 (the "Settlement Agreement"), and for good and sufficient consideration including the exchange of mutual releases, the receipt of which are hereby acknowledged. All defined terms are used with the same meaning as provided in the Settlement Agreement or the License Agreement.

     Scantek, for itself and for its present and former parents, subsidiaries, shareholders, officers, directors, employees and agents, and their successors and assigns (the "RELEASORS"); releases and discharges HumaScan and each of its present and former parents, subsidiaries, officers, directors, employees and agents, and their successors and assigns (the "RELEASEES") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, representations, warranties, statements, omissions, variances, trespasses, damages, judgments, executions, claims, obligations, liabilities and demands whatsoever, in law or equity, whether known or not known, suspected or claimed, which against any of them, as against the RELEASEES the RELEASORS ever had, now have or may have for, upon, or by reason of any matter, action, inaction, event, cause or thing whatsoever from the beginning of the world to the date of this Release, including without limitation any claims concerning

     a) Any representation, warranty, statement, projection, act or omission to act or disclose made or not made in connection with or to induce the signing of the License Agreement.

     b) Any statement, representation or warranty, whenever made, concerning the Invention, the Licensed Product, the Licensed Process, know-how, or the technology, value, cost, effectiveness, manufacture or function thereof. Excepting solely any express representation or warranty expressly labeled a representation or warranty in the body of the Settlement Agreement or the License Agreement.

     c) Any and all claims of default under the terms of the License Agreement as of the date of this Release

     Provided that this Release shall not extend to (a) the right to exercise any rights granted in the License Agreement pursuant to the terms of the License Agreement, as modified by the Settlement Agreement, (b) the rights and obligations under the Settlement Agreement, (c) any act, or inaction on or after the date hereof which is in violation of the rights and obligations contained in the License Agreement as modified by the Settlement Agreement, or (d) the right to receive stock or Warrants if any were due and not delivered prior to the date of this Release.

     This Release may not be changed orally. This Release is made in New York and shall be interpreted under the laws of New York, except for the law relating to choice of law.

     Notwithstanding the foregoing, nothing in this Release shall release or discharge HumaScan's or Scantek's obligations under the Settlement Agreement.

     IN WITNESS WHEREOF, Scantek has caused this Release to be executed by its duly authorized officer on May 15, 1998. By executing this Release, the undersigned acknowledges

(a) that he is authorized to execute this Release by action of the directors of Scantek, (b) that Scantek is represented by counsel and has discussed this Release with counsel, and (c) that Scantek understands the terms and the effect of this Release.

                                        SCANTEK, INC.


                                        By: s\ ZsigmondL. Sagi
                                            -----------------------------------
                                            Zsigmond L. Sagi, President

STATE OF NEW JERSEY )
                    ) SS.:
COUNTY OF MORRIS    )


     On the 15th day of May, in the year one thousand nine hundred and ninety eight before me personally came Zsigmond L. Sagi, to me known, who, being by me duly sworn, did depose and say that he resides at 19 Lockley Crt., Mtn Lakes, NJ, and is the President of Scantek Medical Inc., the corporation described in the above instrument and that he executed the above instrument in that capacity at the direction of the Board of Directors.

s\ Robert Stein
-----------------------------------
Notary Public

           ROBERT STEIN
    NOTARY PUBLIC OF NEW JERSEY
My commission Expires Aug. 9, 1998